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                                                               EXHIBIT 23(B)

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                         CONSENT OF INDEPENDENT ACCOUNTANTS

Farmers Bank of Mardela Springs
Mardela Springs, Maryland

     We consent to the use in this registration statement on Form S-4 of our report dated January 16, 1996 on the financial statements of Home Bank appearing in the registration statement and to the reference made to us under the caption "Experts" in the prospectus.

/s/ Rowles & Company, LLP
Salisbury, Maryland
January 15, 1997

                 124 East Market Street, Salisbury, Maryland 21801
                         (410) 546-1855  FAX (410) 548-9668